EFFECTIVE AUGUST 23RD, 2004
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2004

ROYAL GOLD, INC.
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(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 303-573-1660

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Director

On August 25, 2004, the Board of Directors of Royal Gold, Inc. elected Tony Jensen as a Class I Director filing a vacancy in that Class. Mr. Jensen's term as a Class I Director will expire in 2006. Mr. Jensen is President and Chief Operating Officer of Royal Gold, since August 2003. He has over twenty years of mining industry experience. Before joining Royal Gold, Mr. Jensen was the Mine General Manager of the Cortez Joint Venture and spent eighteen years with Placer Dome Inc. His extensive background in operations was developed both in the United States and Chile where he occupied several senior management positions. Mr. Jensen holds a B.S. degree in Mining Engineering from South Dakota School of Mines and also holds a Certificate in Finance from Golden Gate University in San Francisco. Mr. Jensen has not been nominated to any committees of the Board of Directors of Royal Gold.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: August 31, 2004
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